                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         GENERAL INSTRUMENT CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           (1)        Title of each class of securities to which transaction applies:

                      ---------------------------------------------------------------------------------
           (2)        Aggregate number of securities to which transaction applies:

                      ---------------------------------------------------------------------------------
           (3)        Per unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      ---------------------------------------------------------------------------------
           (4)        Proposed maximum aggregate value of transaction:

                      ---------------------------------------------------------------------------------
           (5)        Total fee paid:

                      ---------------------------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)        Amount Previously Paid:

                      ---------------------------------------------------------------------------------

           (2)        Form, Schedule or Registration Statement No.:

                      ---------------------------------------------------------------------------------
           (3)        Filing Party:

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           (4)        Date Filed:

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

                                        [LOGO]

                                        General Instrument Corporation
                                        101 Tournament Drive
                                        Horsham, Pennsylvania 19044
                                        Tel 215 323 1000 / 800 523 6678
                                        Internet www.gi.com

                                                                  April 14, 1999

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Meeting") of General Instrument Corporation, a Delaware corporation (the "Company"), to be held on Tuesday, May 25, 1999 at 9:30 a.m., local time, at the Wyndham Franklin Plaza Hotel, 17th and Race Street, Philadelphia, Pennsylvania.

    At the Meeting, we will review the Company's recent activities, as well as the outlook for 1999. The Notice of the Meeting and the Proxy Statement appear on the following pages and describe in detail the matters to be acted upon at the Meeting.

    It is important that your shares be represented at the Meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States.

    You are, of course, welcome to attend the Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          /s/ Edward D. Breen

                                          EDWARD D. BREEN
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                         GENERAL INSTRUMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders (the "Meeting") of General Instrument Corporation (the "Company") will be held on Tuesday, May 25, 1999, at 9:30 a.m. local time, at the Wyndham Franklin Plaza Hotel, 17th and Race Street, Philadelphia, Pennsylvania.

    The Meeting will be conducted:

    1. To consider and to act upon the following proposals, which are described in the accompanying Proxy Statement:

        PROPOSAL ONE: To elect three Class II directors for terms ending at the 2002 Annual Meeting of Stockholders;

        PROPOSAL TWO:  To approve the Company's 1999 Long-Term Incentive Plan;
    and

        PROPOSAL THREE: To ratify the appointment by the Board of Directors of the Company of Deloitte & Touche LLP as independent auditor for the Company for the 1999 fiscal year.

    2.  To transact such other business as may properly come before the Meeting.

    Stockholders of record at the close of business on March 31, 1999 will be entitled to notice of and to vote at the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Robert A. Scott

                                          ROBERT A. SCOTT
                                          SECRETARY

April 14, 1999

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE MEETING.

                         GENERAL INSTRUMENT CORPORATION
                    101 TOURNAMENT DRIVE, HORSHAM, PA 19044

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of General Instrument Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on Tuesday, May 25, 1999 at 9:30 a.m., local time, at the Wyndham Franklin Plaza Hotel, 17th and Race Street, Philadelphia, Pennsylvania, and at any adjournment or postponement thereof.

    At the Meeting, stockholders will be asked to consider and vote upon the following proposals: PROPOSAL ONE: To elect three Class II Directors for terms ending at the 2002 Annual Meeting of Stockholders; PROPOSAL TWO: To approve the Company's 1999 Long-Term Incentive Plan (the "1999 Long-Term Incentive Plan"); and PROPOSAL THREE: To ratify the appointment by the Board of Directors of the Company of Deloitte & Touche LLP as independent auditor for the Company for the 1999 fiscal year (collectively, the "Proposals").

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF EACH OF THE PROPOSALS.

    The Board of Directors of the Company has fixed the close of business on March 31, 1999 (the "Meeting Record Date") as the record date for determining the holders of outstanding shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), entitled to receive notice of, and to vote at, the Meeting. On that date, there were 177,164,257 shares of Common Stock issued and outstanding and entitled to vote at the Meeting. Each stockholder of record as of the Meeting Record Date is entitled to one vote for each share of Common Stock held. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are first being mailed to each stockholder entitled to vote at the Meeting on or about April 14, 1999.

                          VOTING AND REVOCATION RIGHTS

    Only holders of record of shares of Common Stock as of the close of business on the Meeting Record Date will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting and to permit action to be taken by the stockholders at the Meeting.

    The affirmative vote of a plurality of shares of Common Stock entitled to vote thereon, present in person or represented by proxy, at the Meeting is required to elect the directors nominated pursuant to Proposal One. The affirmative vote of a majority of the votes cast on Proposal Two is required to approve such proposal, provided that the total votes cast on such proposal represent a majority of the shares entitled to vote on such proposal. The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, present in person or represented by proxy, is required to approve Proposal Three.

    For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of a majority of the shares entitled to vote on a proposal and present at the Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote "against" the matter (except for the election of directors) and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the requisite vote.

    All shares of Common Stock that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the Board of Directors' recommendations as set forth herein with respect to such proposal(s).

    In the event that a quorum is not present at the time the Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Meeting, present in person or represented by proxy, will have the power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting. If the Company proposes to adjourn the Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

    Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later dated proxy, or by attending the Meeting in person and giving oral advice to the Secretary of the Company.

                               COMPANY BACKGROUND

    On July 25, 1997, the Company was spun-off (the "Distribution") from its former parent company, General Instrument Corporation (the "Distributing Company"), under the name "NextLevel Systems, Inc.," through a distribution of the Company's shares to the then stockholders of the Distributing Company. Upon the Distribution, the Distributing Company changed its corporate name to "General Semiconductor, Inc." Effective February 2, 1998, the Company changed its corporate name to General Instrument Corporation.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

    The Company's Board of Directors consists of three classes with members of each class holding office for staggered three-year terms and until their successors are duly elected and qualified. There are currently: two Class I Directors, whose terms expire at the 2001 Annual Meeting; three Class II Directors, whose terms expire at the Meeting; and one Class III Director (with one Class III director vacancy), whose term expires at the 2000 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

    If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board of Directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Each of the following nominees is presently serving as a director of the Company. Information concerning the nominees for Directors is set forth below.

NOMINEES FOR TERMS ENDING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

    JOHN SEELY BROWN, age 59. Dr. Seely Brown was a director of the Distributing Company from July 1993 to July 1997 and has been a director of the Company since the Distribution. He has been Chief Scientist of Xerox Corporation ("Xerox") since 1992 and Corporate Vice President of Xerox since 1990. He is also the director of the Xerox Palo Alto Research Center. He is a Fellow of the American Association for Artificial Intelligence and a member of the National Academy of Education. He is a director of Corning, Inc. and Varian Associates, Inc.

    FRANK M. DRENDEL, age 54. Mr. Drendel was a director of the Distributing Company from 1992 until 1997 and has been a director of the Company since the Distribution. He was a director of General Instrument Corporation of Delaware ("GI Delaware"), a subsidiary of the Distributing Company, and its predecessors from 1987 to 1992. He has served as Chairman and Chief Executive Officer of CommScope, Inc. ("CommScope") since 1997, Chairman and President of CommScope, Inc. of North Carolina ("CommScope NC") from 1986 to 1997, and Chief Executive Officer of CommScope NC since 1976. He is a director of CommScope, Nextel Communications, Inc., C-SPAN, and the National Cable Television Association.

    LYNN FORESTER, age 44. Ms. Forester was a director of the Distributing Company from February 1995 until July 1997 and has been a director of the Company since the Distribution. She has been President and Chief Executive Officer of FirstMark Holdings, Inc. since 1984 and since June 1998 has served as Co-Chief Executive Officer of FirstMark Communications International, LLC, a telecommunications company. From 1989 to December 1994, she was Chairman and Chief Executive Officer of TPI Communications International, Inc., a radio common carrier and paging company. She is a director of Gulfstream Aerospace Corporation and Vice Chairman of the Corporate Commission on Educational Technology.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL ONE TO ELECT EACH OF THE FOREGOING NOMINEES AS A DIRECTOR OF THE COMPANY. PROXIES WILL BE VOTED FOR EACH OF THE FOREGOING NOMINEES AS A DIRECTOR OF THE COMPANY UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                           MANAGEMENT OF THE COMPANY

BOARD OF DIRECTORS OF THE COMPANY

    The following table sets forth names, in alphabetical order, and information as to the persons who currently serve as directors of the Company, each of whom (except Dan Schafer) has served since the Distribution. Mr. J. Tracy O'Rourke, a Class III Director since the Distribution, resigned effective November 2, 1998, and Mr. Theodore J. Forstmann, a Class III Director since the Distribution, resigned effective April 5, 1999.

NAME, AGE AND CURRENT                  TERM
PRINCIPAL OCCUPATION                  EXPIRES                      INFORMATION
----------------------------------  -----------  ------------------------------------------------
Edward D. Breen, 43                       2001   Edward D. Breen became Chairman of the Board,
  Chairman of the Board and                      President and Chief Executive Officer of the
  Chief Executive Officer of the                 Company in December 1997, after having served as
  Company                                        Acting Chief Executive Officer and President
                                                 since October 1997. He was President of the
                                                 Distributing Company's Broadband Networks Group
                                                 from February 1996 and Vice President of the
                                                 Distributing Company from November 1994 until
                                                 July 1997. He continued in such positions for
                                                 the Company through October 1997. He was
                                                 Executive Vice President, Terrestrial Systems of
                                                 the Distributing Company from October 1994 to
                                                 January 1996 and Senior Vice President of Sales
                                                 of the Distributing Company from June 1988 to
                                                 October 1994. He is a director of CommScope.

John Seely Brown, 59                      1999   John Seely Brown was a director of the
  Chief Scientist and Corporate                  Distributing Company from July 1993 to July
  Vice President, Xerox                          1997. He has been Chief Scientist of Xerox since
  Corporation                                    1992 and Corporate Vice President of Xerox since
                                                 1990. He is also the director of the Xerox Palo
                                                 Alto Research Center. He is a Fellow of the
                                                 American Association for Artificial Intelligence
                                                 and a member of the National Academy of
                                                 Education. He is a director of Corning, Inc. and
                                                 Varian Associates, Inc.

Frank M. Drendel, 54                      1999   Frank M. Drendel was a director of the
  Chairman and Chief Executive                   Distributing Company from 1992 until 1997 and
  Officer, CommScope, Inc.                       was a director of GI Delaware, a subsidiary of
                                                 the Distributing Company, and its predecessors
                                                 from 1987 to 1992. He has served as Chairman and
                                                 Chief Executive Officer of CommScope since 1997,
                                                 Chairman and President of CommScope NC from 1986
                                                 to 1997, and Chief Executive Officer of
                                                 CommScope NC since 1976. He is a director of
                                                 CommScope, Nextel Communications, Inc., C-SPAN,
                                                 and the National Cable Television Association.

Lynn Forester, 44                         1999   Lynn Forester was a director of the Distributing
  Co-Chief Executive Officer,                    Company from February 1995 until July 1997. She
  FirstMark Communications                       has been President and Chief Executive Officer
  International, LLC.                            of FirstMark Holdings, Inc. since 1984 and since
                                                 June 1998 has served as Co-Chief Executive
                                                 Officer of FirstMark Communications
                                                 International, LLC, a

NAME, AGE AND CURRENT                  TERM
PRINCIPAL OCCUPATION                  EXPIRES                      INFORMATION
----------------------------------  -----------  ------------------------------------------------
                                                 telecommunications company. From 1989 to
                                                 December 1994, she was Chairman and Chief
                                                 Executive Officer of TPI Communications
                                                 International, Inc., a radio common carrier and
                                                 paging company. She is a director of Gulfstream
                                                 Aerospace Corporation and Vice Chairman of the
                                                 Corporate Commission on Educational Technology.

Alex J. Mandl, 55                         2001   Alex J. Mandl was a director of the Distributing
  Chairman and Chief Executive                   Company from December 1996 until July 1997.
  Officer, Teligent, Inc.                        Since June 1997, Mr. Mandl has served as
                                                 Chairman and Chief Executive Officer of
                                                 Teligent, Inc. ("Teligent"). He was Chairman and
                                                 Chief Executive Officer of Associated
                                                 Communications, the predecessor of Teligent,
                                                 from September 1996 until June 1997. Mr. Mandl
                                                 served with AT&T, as President and Chief
                                                 Operating Officer from January 1996 to August
                                                 1996; from 1993-1995, as Executive Vice
                                                 President of AT&T and Chief Executive Officer of
                                                 AT&T Communications Services Group. He is a
                                                 director of Warner-Lambert Company, Dell
                                                 Computer Company, the Museum of Television and
                                                 Radio, the Walter A. Haas School of Business at
                                                 the University of California at Berkeley and
                                                 Williamette University.

Dan Schaefer, 63                          2000   Dan Schaefer became a director of the Company on
  Former U.S. Congressman                        January 27, 1999. He was a Congressman serving
                                                 in the United States House of Representatives,
                                                 representing the 6th District of Colorado from
                                                 1983 to 1998. As a Congressman he served on the
                                                 House Commerce Committee and the House Veterans'
                                                 Affairs Committee. He is a director of "Family
                                                 Tree" and "Families First".

COMPENSATION OF DIRECTORS

    Employee directors do not receive additional compensation for serving on the Company's Board of Directors. Non-employee directors receive an annual retainer of $25,000, and committee chairmen receive an additional $5,000 annual retainer. The non-employee directors' remuneration is paid quarterly. In addition, each non-employee director, upon initial election to the Company's Board of Directors, received 1,000 shares of Common Stock that vest immediately and has been granted an option under the Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Long-Term Incentive Plan") to purchase 20,000 shares of Common Stock at an exercise price per share equal to the Fair Market Value (as defined in the 1997 Long-Term Incentive Plan) on the date of grant, which option becomes exercisable with respect to one-third of the underlying shares on each of the first three anniversaries of the grant date. If the 1999 Long-Term Incentive Plan is approved, no further options will be granted under the 1997 Long-Term Incentive Plan. Under the 1999 Long-Term Incentive Plan, the Board of Directors and the Compensation Committee have discretion with respect to grants of options to non-employee directors. The Board of Directors has determined by resolution to grant: (i) 20,000 options to non-employee directors upon their initial election and every three years thereafter on the anniversary of their initial election, with the shares being fully vested upon grant, but will be exercisable with respect to one-third of the underlying shares on each of the first three anniversaries of the grant date; and (ii) 1,000 shares of unrestricted Common Stock upon initial election, with the shares being fully vested and transferable upon issuance.

COMMITTEES OF THE BOARD OF DIRECTORS--BOARD MEETINGS

    The Board of Directors of the Company held five meetings in 1998. Each incumbent director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she served as a director and (ii) the total number of meetings of all committees held during the period for which he or she served on those committees, other than Theodore J. Forstmann and Alex J. Mandl. Average attendance at all such meetings of the Board of Directors and committees was approximately 86%.

    The Company has Audit, Compensation and Executive Committees of the Board of Directors. Members of the Audit and Compensation Committees are not employees of the Company.

    AUDIT COMMITTEE. The Audit Committee's principal functions are to review the scope of the annual audit of the Company by its independent auditors, review the annual financial statements of the Company and the related audit report of the independent auditors, recommend the selection of independent auditors each year and review any non-audit fees paid to the independent auditors. The members of the Audit Committee are the following non-employee directors: John Seely Brown and Dan Schaefer. The Audit Committee held two meetings in 1998.

    COMPENSATION COMMITTEE. The Compensation Committee administers the stock option and incentive plans of the Company, and in this capacity it makes or recommends option grants or awards under these plans. In addition, the Compensation Committee makes recommendations to the Company's Board of Directors with respect to the compensation of the Chief Executive Officer and determines the compensation of the other senior executives. The Compensation Committee also recommends the establishment of policies dealing with various compensation and employee benefit plans for the Company. The members of the Compensation Committee are the following non-employee directors: Lynn Forester and Alex J. Mandl. The Compensation Committee held one meeting in 1998.

    EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all powers and authority of the Company's Board of Directors that may be lawfully delegated to it under Delaware law. It meets between regularly scheduled meetings of the Company's Board of Directors to take such action as is necessary for the efficient operation of the Company. The members of the Executive Committee are: Edward D. Breen and Frank M. Drendel. The Executive Committee held one meeting in 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On April 5, 1999, Instrument Partners and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV ("MBO-IV", together with Instrument Partners, the "Partnerships") sold 2,819,111 shares and 2,480,889 shares respectively, of Common Stock to the Company at a purchase price of $28.00 per share (the "Company Sales") pursuant to the Stock Disposition Agreement, dated as of April 2, 1999 among the Company, Instrument Partners and MBO-IV (the "Company Agreement"). Concurrently with that transaction, the Partnerships sold an aggregate of 10 million shares of Common Stock to Liberty Media Corporation ("Liberty"), as discussed below, and an aggregate of 4.27 million shares of Common Stock to Goldman, Sachs & Co., reducing their holdings to an aggregate of 2.1 million shares of Common Stock, representing approximately 1% of the Common Stock, and reported that they intend to dispose of these shares. In addition, Theodore J. Forstmann resigned from the Board of Directors.

    Pursuant to the Company Agreement, the Partnerships gave the Company irrevocable proxies to vote at the Meeting the 9.57 million shares of Common Stock purchased by the Company and Goldman, Sachs & Co. from the Partnerships.

    An affiliate of Forstmann Little & Co. provides aircraft maintenance services to the Company and charged the Company $3.2 million for services in 1998.

    The Company believes that the terms of these transactions were no less favorable to the Company than the terms which could be obtained from an unrelated third party.

    National Digital Television Center, Inc. ("NDTC"), formerly a wholly owned subsidiary of Tele-Communications, Inc. ("TCI"), entered into a Digital Terminal Purchase Agreement dated as of December 16, 1997 with the Company to purchase up to 11,800,000 advanced digital set-top terminals over the three to five years immediately following such date. In connection with the Digital Terminal Purchase Agreement, the Company also entered into a Warrant Issuance Agreement dated as of December 16, 1997 with NDTC pursuant to which it issued to NDTC warrants for 4,676,000 shares of Common Stock (the "Common Stock Warrants") and warrants for 1,668,000 shares of the Company's Preferred Stock (the "Preferred Stock Warrants"). As permitted by the Warrant Issuance Agreement, the Company exercised its right to convert each Preferred Stock Warrant into a Common Stock Warrant for a number of shares of Common Stock equal to 10 times the number of shares of Preferred Stock covered by the Preferred Stock Warrants. NDTC held warrants for 21,356,000 shares of Common Stock. Warrants for 4,928,000 unregistered shares of Common Stock vested on December 31, 1998, and the remaining warrants issued to NDTC will vest in two installments on December 31, 1999 and 2000, to the extent that in each of those years NDTC fulfills its obligation to purchase a threshold number of digital set-top terminals from the Company. In connection with certain restructuring activities in advance of the merger (the "Merger") of Italy Merger Corp., a wholly owned subsidiary of AT&T Corp. ("AT&T"), with and into TCI, Liberty, a wholly owned subsidiary of TCI, purchased all such warrants from NDTC for approximately $176 million. Each warrant is exercisable for a period of 18 months after it vests at an exercise price of $14.25 for each share of Common Stock. If, in any year, the Company fails to deliver the threshold number of digital terminals for such year, through no fault of NDTC, the total number of Liberty's warrants will vest for that year.

    On June 17, 1998, the Company entered into an Asset Purchase Agreement (the "Agreement") with two affiliates of Tele-Communications, Inc., TCIVG-GIC, Inc. ("TCIVG") and NDTC Technology, Inc. ("NDTC Technology" and, collectively with TCIVG, "TCI") pursuant to which the Company agreed to acquire from TCIVG, in exchange for 21.4 million unregistered shares of the Company's Common Stock, certain assets, a license to certain intellectual property from NDTC Technology which will enable the Company to conduct authorization services and future cash consideration as discussed below. Following the Merger, Liberty became the beneficial owner of such 21.4 million unregistered shares of the Company's Common Stock. The shares issued to TCI, and currently held by Liberty, are restricted in that they are not registered and are not transferable to any unrelated party other than in the event of a change of control of the Company for a period of three years following their date of issuance. The Company's provision of services under the aforementioned license is intended to provide the cable industry with a secure access control platform to support widespread deployment of digital terminals and related systems and applications. On July 17, 1998 the transaction was consummated. The Agreement provides the Company with minimum revenue guarantees from TCI over the first nine years from the date of closing. The Company has contracted with NDTC Technology for certain support services during the first nine years following the date of closing, with renewable one-year terms. The Agreement gives the Company the right to license the technology for a period of 20 years. As mentioned above, the Agreement contains a provision for TCIVG to pay the Company $50 million over the first five years from the date of closing in equal monthly installments which represents a reduction of purchase price. The present value of the $50 million note receivable was recorded as a reduction of stockholders' equity. The net purchase price of $400 million was allocated to the license and the assets acquired based on their respective estimated fair values. The fair value of assets acquired includes property, plant and equipment of $2 million, deferred tax liabilities of $30 million and a license of $428 million. The Company computed the purchase price by multiplying the number of shares issued by the per share trading price of the stock reduced by a 10% discount to reflect the restrictions associated with the shares, and adjusted such resulting amount to reflect the $50 million reduction in purchase price discussed above.

    On April 5, 1999, Instrument Partners and MBO-IV sold 5,319,078 shares and 4,680,922 shares, respectively, of Common Stock to Liberty, at a purchase price of $28.00 per share, pursuant to the Stock Purchase Agreement, dated as of April 2, 1999 among MBO-IV, Instrument Partners and Liberty (the "Stock Purchase Agreement"). Also, Instrument Partners and MBO-IV, pursuant to the Stock Purchase Agreement, assigned certain rights under a registration rights agreement to Liberty, which rights entitle Liberty to demand that the Company register the shares of Common Stock purchased by Liberty from the Partnerships under certain circumstances. As part of the sale, the Partnerships gave irrevocable proxies to Liberty to vote at the Meeting, the shares of Common Stock purchased by it from the Partnerships.

    The Company is a party to several other agreements with TCI affiliates, including several "turnkey agreements" relating to the construction and/or rebuild of broadband distribution networks and supply contracts for broadband and satellite equipment on an as-ordered basis. In addition, the Company is a party to license agreements with TCI licensing a digital compression system and an access control and encryption system.

    Sales to TCI and its affiliates represented 31% of total Company sales for the year ended December 31, 1998.

    The Company believes that the transactions with TCI and its affiliates are at arms length and are under terms no less favorable to the Company than the terms which could be obtained from an unrelated third party.

CERTAIN LEGAL PROCEEDINGS

    A securities class action is presently pending in the United States District Court for the Northern District of Illinois, Eastern Division, IN RE GENERAL INSTRUMENT CORPORATION SECURITIES LITIGATION. This action, which consolidates numerous class action complaints filed in various courts between October 10 and October 27, 1995, is brought by plaintiffs, on their own behalf and as representatives of a class of purchasers of the Distributing Company's common stock during the period March 21, 1995 through October 18, 1995. The complaint alleges that the Distributing Company and certain of its officers and directors, as well as Forstmann Little & Co. and certain related entities, violated the federal securities laws, namely, Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the Distribution, by allegedly making false and misleading statements and failing to disclose material facts about the Distributing Company's planned shipments in 1995 of its CFT2200 and Digicipher(Registered Trademark) products. Also pending in the same court, under the same name, is a derivative action brought on behalf of the Distributing Company. The derivative action alleges that, prior to the Distribution, the members of the Distributing Company's Board of Directors, several of its officers and Forstmann Little & Co. and related entities have breached their fiduciary duties by reason of the matter complained of in the class action and the defendants' alleged use of material non-public information to sell shares of the Distributing Company's stock for personal gain. Both actions seek unspecified damages and attorneys' fees and costs. The court granted the defendants' motion to dismiss the original complaints in both of these actions, but allowed the plaintiffs in each action an opportunity to file amended complaints. Amended complaints were filed on November 7, 1997. The defendants answered the amended consolidated complaint in the class actions, denying liability, and filed a renewed motion to dismiss the derivative action. On September 22, 1998, defendants' motion to dismiss the derivative action was denied. In November 1998, the defendants filed an answer to the derivative action, denying liability. On January 21, 1999, the plaintiffs in the class actions filed their motion for class certification, including the defendants' opposition. In connection with the Distribution, the Company has agreed to indemnify the Distributing Company in respect of its obligations, if any, arising out of or in connection with these actions. The Company intends to vigorously contest these actions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. The Company undertakes to make such filings on behalf of certain of its directors and officers. Based on written representations of reporting persons and a review of those reports, the Company believes that during the year ended December 31, 1998, its officers and directors and the beneficial owners of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

    Set forth below is certain information with respect to the persons who currently serve as executive officers of the Company.

NAME AND TITLE                          AGE                    BUSINESS EXPERIENCE
----------------------------------  -----------  ------------------------------------------------
Edward D. Breen                             43   Edward D. Breen became Chairman of the Board,
  Chairman of the Board and Chief                President and Chief Executive Officer of the
  Executive Officer                              Company in December 1997, after having served as
                                                 Acting Chief Executive Officer and President
                                                 since October 1997. He was President of the
                                                 Distributing Company's Broadband Networks Group
                                                 from February 1996 and Vice President of the
                                                 Distributing Company from November 1994 until
                                                 July 1997. He continued in such positions for
                                                 the Company through October 1997. He was
                                                 Executive Vice President, Terrestrial Systems of
                                                 the Distributing Company from October 1994 to
                                                 January 1996 and Senior Vice President of Sales
                                                 of the Distributing Company from June 1988 to
                                                 October 1994. He is a director of CommScope.

Robert D. Cromack                           55   Robert D. Cromack became Senior Vice President,
  Senior Vice President,                         Manufacturing and Procurement of the Company in
  Manufacturing and Procurement                  October 1997 and was elected as an executive
                                                 officer in such position in April 1998.
                                                 Beginning in February 1996, he was Senior Vice
                                                 President, Manufacturing of the Distributing
                                                 Company's Communications Division, and he
                                                 continued in that position with the Company
                                                 after the Distribution until October 1997. From
                                                 January 1991 to February 1996, he served as Vice
                                                 President, Manufacturing for the Distributing
                                                 Company's Jerrold Communications Division. He
                                                 has held various positions with the Company and
                                                 the Distributing Company since 1966.

Scott A. Crum                               42   Scott A. Crum became Senior Vice President,
  Senior Vice President,                         Administration and Employee Resources of the
  Administration                                 Company in April 1998, and from December 1997 to
  and Employee Resources                         April 1998 he was Vice President, Administration
                                                 and Employee Resources of the Company. He became
                                                 Vice President of Administration and

NAME AND TITLE                          AGE                    BUSINESS EXPERIENCE
----------------------------------  -----------  ------------------------------------------------
                                                 Employee Resources of the Distributing Company's
                                                 Broadband Networks Group in July 1996 and
                                                 continued in this position for the Company after
                                                 the Distribution until December 1997. He was
                                                 Vice President of Human Resources for the
                                                 Distributing Company's Communications Division
                                                 from July 1995 to July 1996. From May 1995 to
                                                 July 1995, Mr. Crum was Director, Human
                                                 Resources and Administration, Dallas Sites, for
                                                 Northrop Grumman Corporation's Commercial
                                                 Aircraft Division. He was Director, Continuous
                                                 Improvement Systems for Northrop Grumman
                                                 Corporation's Commercial Aircraft Division from
                                                 November 1992 to May 1995.

Thomas J. Lynch                             44   Thomas J. Lynch became Senior Vice President and
  Senior Vice President and                      General Manager, Satellite and Broadcast Network
  General                                        Systems of the Company in April 1998. He was
  Manager, Satellite and Broadcast               Vice President and General Manager, Satellite
  Network Systems                                Data Networks Systems of the Company from
                                                 October 1997 to April 1998. Between April 1994
                                                 and October 1997, he was Vice President and
                                                 General Manager, Transmission Network Systems
                                                 for the Distributing Company and, after the
                                                 Distribution, the Company. Prior to that, Mr.
                                                 Lynch held the position of Vice President,
                                                 Finance with the Distributing Company's Jerrold
                                                 Communications Division. He has held various
                                                 positions with the Company and the Distributing
                                                 Company since 1982.

Daniel M. Moloney                           39   Daniel M. Moloney became Senior Vice President
  Senior Vice President and                      and General Manager, Advanced Network and
  General                                        Telecom Systems of the Company in April 1998. He
  Manager, Advanced Network and                  became Vice President and General Manager,
  Telecom Systems                                Advanced Network Systems of the Distributing
                                                 Company's Advanced Network Systems business unit
                                                 in August 1995 and continued in that position
                                                 with the Company after the Distribution until
                                                 April 1998. Prior to that, Mr. Moloney served as
                                                 Vice President of Addressable Systems with the
                                                 Distributing Company. He has held various
                                                 positions with the Company and the Distributing
                                                 Company since 1983.

Eric M. Pillmore                            45   Eric M. Pillmore became Senior Vice President,
  Senior Vice President, Finance                 Finance and Chief Financial Officer of the
  and                                            Company in April 1998, and from December 1997 to
  Chief Financial Officer                        April 1998 he was Acting Chief Financial Officer
                                                 and Vice President, Finance of the Company. He
                                                 was Vice President, Finance & Information
                                                 Technology of the Broadband Networks Group of
                                                 the Distributing Company from November 1996 and
                                                 continued in that position with the

NAME AND TITLE                          AGE                    BUSINESS EXPERIENCE
----------------------------------  -----------  ------------------------------------------------
                                                 Company after the Distribution until December
                                                 1997. From March 1996 to November 1996, Mr.
                                                 Pillmore was Vice President, Finance of the
                                                 Communications Division of the Distributing
                                                 Company. From January 1994 to February 1996, he
                                                 was Manager, Finance of the Plastics Americas
                                                 Division of General Electric Company. He was
                                                 Manager, Finance of GE Medical Systems Asia,
                                                 Ltd. From March 1992 to February 1994 and
                                                 Director, Finance of GE/Yokogawa Medical
                                                 Systems, Ltd. from June 1991 to February 1994.

G. Bickley Remmey, III                      39   G. Bickley Remmey, III became Senior Vice
  Senior Vice President and                      President and General Manager, Transmission
  General                                        Network Systems of the Company in April 1998. He
  Manager, Transmission Network                  was Vice President and General Manager of the
  Systems                                        Transmission Network Systems business unit of
                                                 the Company from October 1997 to April 1998.
                                                 From July 1997 to October 1997, he was Vice
                                                 President, Marketing for the Company's
                                                 Transmission Network Systems business unit.
                                                 Beginning in November 1994 and until July 1997,
                                                 Mr. Remmey held the position of Vice President,
                                                 National Accounts with the Distributing Company.
                                                 Prior to that, Mr. Remmey was Director, National
                                                 Accounts for the Distributing Company from May
                                                 1993 until November 1994. He has held various
                                                 positions with the Company and the Distributing
                                                 Company since 1987.

David E. Robinson                           39   David E. Robinson became Senior Vice President
  Senior Vice President and                      and General Manager, Digital Network Systems of
  General                                        the Company in April 1998. He became Vice
  Manager, Digital Network Systems               President and General Manager, Digital Network
                                                 Systems of the Distributing Company's Digital
                                                 Network Systems business unit in November 1995
                                                 and continued in that position with the Company
                                                 after the Distribution until April 1998. He was
                                                 Director, Cable TV Products of the Network
                                                 Systems Division of AT&T from October 1993 to
                                                 October 1995. Prior to that he held various
                                                 positions with the Distributing Company since
                                                 1983.

Geoffrey S. Roman                           46   Geoffrey S. Roman became Executive Vice
  Executive Vice President                       President of the Company in April 1998, and from
                                                 July 1997 to April 1998 he was Vice President of
                                                 the Company. He was Vice President of the
                                                 Distributing Company from August 1996 until the
                                                 Distribution. From October 1996 until July 1997,
                                                 he was Senior Vice President and General
                                                 Manager, Telecom Systems of the Distributing
                                                 Company. He was Senior Vice President and
                                                 Special Assistant to the Chief Executive Officer
                                                 of the Distributing Company from December 1995
                                                 to August 1996. From October 1994 to December
                                                 1995, he was Senior Vice President, Technology
                                                 of GI Delaware and

NAME AND TITLE                          AGE                    BUSINESS EXPERIENCE
----------------------------------  -----------  ------------------------------------------------
                                                 from January 1991 to October 1994, he was Vice
                                                 President, Technology and Business Development
                                                 of GI Delaware. Prior to that he held various
                                                 positions with the Distributing Company since
                                                 1982.

Marc E. Rothman                             34   Marc E. Rothman became Vice President, Financial
  Vice President, Financial                      Planning and Controller of the Company in
  Planning                                       January 1999, and from July 1998 until January
  and Controller                                 1999 he was Vice President and Controller of the
                                                 Company. Prior to that he was Deputy Corporate
                                                 Controller from the time he joined the
                                                 Distributing Company in February 1995 and
                                                 continued in that position with the Company
                                                 after the Distribution until July 1998. From
                                                 1987 to February 1995 he held various positions
                                                 at Deloitte & Touche LLP.

Robert A. Scott                             48   Robert A. Scott became Senior Vice President,
  Senior Vice President, General                 General Counsel and Secretary in October 1998,
  Counsel and Secretary                          and from April 1998 to October 1998 he was
                                                 Senior Vice President, Legal and Secretary of
                                                 the Company. From December 1997 to April 1998 he
                                                 was Vice President, Legal and Secretary of the
                                                 Company. He became Vice President and General
                                                 Counsel of the Distributing Company's Broadband
                                                 Networks Group in February 1996 and continued in
                                                 that position with the Company after the
                                                 Distribution until December 1997. He was General
                                                 Counsel, Communications Division of the
                                                 Distributing Company from November 1992 to
                                                 February 1996.

Richard C. Smith                            54   Richard C. Smith became Executive Vice President
  Executive Vice President and                   and Treasurer of the Company in April 1998, and
  Treasurer                                      from July 1997 to April 1998 he was Vice
                                                 President, Business Development and Treasurer of
                                                 the Company. He was Vice President of GI
                                                 Delaware from March 1989 to July 1997 and
                                                 Treasurer of GI Delaware from September 1991 to
                                                 July 1997. Mr. Smith had been Vice President and
                                                 Assistant Secretary of the Distributing Company
                                                 from May 1991 until July 1997 and had been
                                                 Treasurer of the Distributing Company from March
                                                 1992 until July 1997. From June 1986 to November
                                                 1994, he was Director of Taxes for GI Delaware
                                                 and from May 1991 to November 1994, he was
                                                 Director of Taxes of the Distributing Company.
                                                 Prior to that he held various positions with the
                                                 Distributing Company since 1983.

EXECUTIVE OFFICER COMPENSATION

    The table below sets forth a summary of the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (based, for the period prior to July 25, 1997, on their historical compensation from the Distributing Company).

                              SUMMARY COMPENSATION

                                                                                                       LONG-TERM
                                                                                                     COMPENSATION
                                                                    ANNUAL COMPENSATION                 AWARDS
                                                            ------------------------------------     -------------
                                                                                    OTHER ANNUAL      SECURITIES       ALL OTHER
                                                                                      COMPEN-         UNDERLYING        COMPEN-
NAME AND PRINCIPAL POSITION                         YEAR     SALARY     BONUS(A)     SATION(B)       OPTIONS(#)(C)      SATION
--------------------------------------------------  ----    --------    --------    ------------     -------------     ---------

Edward D. Breen...................................  1998    $504,167    $570,454      $ 5,024(d)         300,000        $6,744(e)
  Chairman of the Board and Chief Executive         1997     354,753     234,599           --          1,037,647         4,288
  Officer                                           1996     300,000      62,820           --             60,000         4,568

Robert D. Cromack.................................  1998    $298,248    $156,241      $ 1,583(d)          63,000        $6,728(e)
  Senior Vice President, Manufacturing and          1997(f)       --          --           --                 --            --
  Procurement                                       1996(f)       --          --           --                 --            --

Eric M. Pillmore..................................  1998    $251,042    $182,603      $ 1,088(d)          63,000        $5,913(e)
  Senior Vice President, Finance and Chief          1997     213,440     109,892           --            150,002         3,779
  Financial Officer                                 1996(g)       --          --           --                 --            --

Geoffrey S. Roman.................................  1998    $300,833    $243,133      $ 3,969(d)          63,000        $7,161(e)
  Executive Vice President                          1997     260,679     136,931       57,817(h)         162,480         5,744
                                                    1996     219,646      69,366       45,551(h)          44,028         5,056

Richard C. Smith..................................  1998    $289,375    $194,894      $88,185(i)          63,000        $6,556(e)
  Executive Vice President and Treasurer            1997     248,750      78,905           --            145,394         5,724
                                                    1996     225,000          --           --             16,000         5,310

------------------------
(a) Amounts reported for 1998 reflect cash bonus awards paid in 1999 pursuant to the Annual Incentive Plan with respect to performance in 1998. Amounts reported for 1997 reflect cash bonus awards paid in 1998 pursuant to the Distributing Company's Annual Incentive Plan with respect to performance in 1997. Amounts reported for 1996 reflect cash bonus awards paid in 1997 pursuant to the Distributing Company's Annual Incentive Plan with respect to performance in 1996.
(b) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.
(c) Reflects the number of shares of Common Stock underlying options granted. (See the table below, "Option Grants in Last Fiscal Year.")
(d) Reflects amounts reimbursed during the fiscal year for the payment of taxes.
(e) Includes payment in 1998 of premiums for term life insurance of $2,361, $2,177, $1,976, $2,361 and $2,169 on behalf of each of Messrs. Breen, Cromack, Pillmore, Roman and Smith, respectively, and the matching contribution for 1998 under the Company's Savings Plan (the "Savings Plan") in the amount of $4,383, $4,551, $3,937, $4,800 and $4,387 for each of
    Messrs. Breen, Cromack, Pillmore, Roman and Smith, respectively.
(f) Mr. Cromack was not an executive officer of the Company in 1997 or of the Distributing Company in 1996.
(g) Mr. Pillmore was not an executive officer of the Distributing Company in 1996.
(h) Reflects payments to Mr. Roman in 1997 and 1996 for relocation costs.
(i) Includes payments of $68,041 for relocation costs (including amounts reimbursed for the payment of taxes in connection with such relocation costs) and $9,719 reimbursed during the fiscal year for the payment of other taxes.

STOCK OPTIONS

    GRANT OF OPTIONS. The table below sets forth information with respect to grants of options to purchase Common Stock during the year ended December 31, 1998 to the executives listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                ----------------------------------------------------  ANNUAL RATES OF STOCK
                                 NUMBER OF    PERCENT OF                               PRICE APPRECIATION
                                SECURITIES   TOTAL OPTIONS                                     FOR
                                UNDERLYING    GRANTED TO     EXERCISE                    OPTION TERM(B)
                                  OPTIONS    EMPLOYEES IN      PRICE     EXPIRATION   ---------------------
NAME                            GRANTED(A)    FISCAL YEAR    ($/SHARE)      DATE        5%($)      10%($)
------------------------------  -----------  -------------  -----------  -----------  ---------  ----------
Edward D. Breen...............     300,000          8.55%    $   21.75     10/13/08   $4,103,508 $10,399,170
Robert D. Cromack.............      63,000          1.80%        21.75     10/13/08     861,737   2,183,826
Eric M. Pillmore..............      63,000          1.80%        21.75     10/13/08     861,737   2,183,826
Geoffrey S. Roman.............      63,000          1.80%        21.75     10/13/08     861,737   2,183,826
Richard C. Smith..............      63,000          1.80%        21.75     10/13/08     861,737   2,183,826

------------------------
(a) The options will become exercisable with respect to one-third of the shares covered thereby on October 13, 1999, 2000, 2001. In the event of a change in control (as defined in the Long-Term Incentive Plan) all such options shall become immediately and fully exercisable.

(b) The assumed 5% and 10% annual rates of appreciation are over the term of the options outstanding as of December 31, 1998 which is ten years from the date of grant and such assumed rates are set forth in accordance with rules and regulations adopted by the Commission and do not represent the Company's estimate of stock price appreciation.

    AGGREGATED OPTION EXERCISES AND YEAR-END VALUE. The following table sets forth, as of December 31, 1998, for each of the executives listed in the Summary Compensation Table (i) the number of shares of Common Stock acquired upon exercise of options during 1998 and the aggregate dollar value realized upon the exercise of such options; (ii) the total number of unexercised options of Common Stock (exercisable and unexercisable) held; and (iii) the value of such options that were in-the-money at December 31, 1998 (based on the difference between the closing price of Common Stock at December 31, 1998 and the exercise price of the option on such date).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                        UNDERLYING                    IN-THE-
                                       SHARES                   UNEXERCISED STOCK OPTIONS     MONEY STOCK OPTIONS AT
                                     ACQUIRED ON                  AT FISCAL YEAR-END (#)      FISCAL YEAR-END ($)(A)
                                      EXERCISE       VALUE      --------------------------  ---------------------------
NAME                                     (#)      REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Edward D. Breen....................     278,466   $  3,218,430     192,410        925,231   $  3,527,148  $  15,620,462
Robert D. Cromack..................           0              0     153,212        119,788      2,701,660      1,818,799
Eric M. Pillmore...................      39,136        400,369      23,096        150,770        416,970      2,357,653
Geoffrey S. Roman..................      56,311        681,549      93,198        163,491      1,651,881      2,628,648
Richard C. Smith...................      61,184        777,443      65,065        142,316      1,133,387      2,249,615

------------------------
(a) Based on the difference between the closing price of $33.9375 per share at December 31, 1998, as reported on the New York Stock Exchange Composite Tape, and the exercise prices of the options on such date.

PENSION PLAN AND SERP

    The following table shows, as of December 31, 1998, estimated aggregate annual benefits payable upon retirement at age 65 under the Company's Pension Plan (the "Pension Plan"), and the Supplemental Executive Retirement Plan (the "SERP").

                               PENSION PLAN TABLE

                                                                ESTIMATED ANNUAL BENEFITS UPON RETIREMENT,
AVERAGE ANNUAL BASIC                                                  WITH YEARS OF SERVICE INDICATED
REMUNERATION DURING SIXTY                                 -------------------------------------------------------
CONSECUTIVE CALENDAR                                         15         20         25          30          35
MONTHS PRIOR TO RETIREMENT                                  YEARS      YEARS      YEARS      YEARS       YEARS
--------------------------------------------------------  ---------  ---------  ---------  ----------  ----------
$125,000................................................  $  25,790  $  34,387  $  42,984  $   51,581  $   51,581
 150,000................................................     31,415     41,887     52,359      62,831      62,831
 175,000................................................     37,040     49,387     61,734      74,081      74,081
 200,000................................................     42,665     56,887     71,109      85,331      85,331
 225,000................................................     48,290     64,387     80,484      96,581      96,581
 250,000................................................     53,915     71,887     89,859     107,831     107,831
 260,000................................................     56,165     74,887     93,609     112,331     112,331
 300,000................................................     56,165     74,887     93,609     112,331     112,331
 500,000................................................     56,165     74,887     93,609     112,331     112,331

    The compensation covered by the Pension Plan and the SERP is substantially that described under the "Salary" column of the Summary Compensation Table. However, pursuant to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum amount of compensation that can be considered in computing benefits under the Pension Plan for 1998 was $160,000. Under the SERP, compensation for 1998 in excess of $160,000, but not exceeding $260,000, is considered in computing benefits. Accordingly, the total compensation covered by the Pension Plan and the SERP for the calendar year 1998 for each of Messrs. Breen, Cromack, Roman and Smith was $260,000, and for Mr. Pillmore was $251,042. Credited years of service under both the Pension Plan and the SERP as of December 31, 1998 are as follows: Mr. Breen, 20 years; Mr. Roman, 16 years; Mr. Smith, 15 years; Mr. Cromack, 30 years; and Mr. Pillmore, 2 years.

SEVERANCE PROTECTION AGREEMENTS

    The Company has entered into severance protection agreements (the "Severance Agreements") with its executive officers, other than its Chief Executive Officer. During 1998, the Company had a Severance Agreement in effect with its Chief Executive Officer, but the Company has replaced that agreement with the new Employment Agreement described under "Employment Agreement" below. The Severance Agreements have a two-year term which is automatically extended for one year upon the first anniversary of the agreement and every anniversary thereafter unless notification is given to either the Company or the executive.

    The Severance Agreements provide severance pay and other benefits in the event of a termination of employment within 24 months of a "Change of Control" (as defined in the Severance Agreements) of the Company if such termination is
(i) for any reason other than by the Company for cause or disability, (ii) by reason of the executive's death or (iii) by the executive for "Good Reason" (as defined in the Severance Agreements). Such severance pay will be in an amount equal to one and one-half times the sum of the executive's base salary and the highest bonus that would have been payable to the executive in the year of termination, provided that such amount may be increased by up to one-half times such sum if an executive officer has not become employed within 18 months following such termination. The executive's benefits will be continued for 18 months. The former Severance Agreement of the Chief Executive Officer (which has been replaced by his new Employment Agreement) provided for severance pay in an amount equal to two times the sum of his base salary and the highest bonus that would have been payable to him in the year of termination, provided that such amount could be increased by up to one-half times such sum if the Chief Executive Officer had not become employed within 24 months following such termination, and benefits were to be continued for 24 months following termination.

    Under the Severance Agreements, the executive will also receive a PRO RATA bonus (calculated up to the executive's termination date), reimbursement for outplacement, tax and financial planning assistance and reimbursement for relocation under certain circumstances. If the executive's employment is terminated without cause (i) within six months prior to a Change in Control or
(ii) prior to the date of a Change in Control but (A) at the request of a third party who effectuates a Change in Control or (B) otherwise in connection with, or in anticipation of, a threatened Change in Control which actually occurs, such termination shall be deemed to have occurred after the Change in Control.

    In the case of a termination by the Company for disability or due to the executive's death following a Change of Control, the executive or his estate, as the case may be, will receive a PRO RATA bonus in addition to accrued compensation.

    The Severance Agreements provide for a gross-up payment by the Company in the event that the total payments the executive receives under the agreement or otherwise are subject to the excise tax under Section 4999 of the Code. In such an event, the Company will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax.

    In addition to the Severance Agreements described above, and the Employment Agreement described below, the Company's 1997 and 1999 Long-Term Incentive Plans (see description below under the caption "Proposal Two: Approval of the 1999 Long-Term Incentive Plan"), Annual Incentive Plan, SERP and Deferred Compensation Plan contain Change of Control provisions. In the event of a Change of Control (as defined in the 1997 Long-Term Incentive Plan) participants in the SERP become entitled to receive the present value actuarial equivalent of their supplemental benefit in a lump sum and participants in the Deferred Compensation Plan become entitled to receive their entire account balance in a lump sum. Moreover, the Deferred Compensation Plan will terminate upon a Change of Control. Under the terms of the Annual Incentive Plan, in the event of a Change in Control (as defined in the 1997 Long-Term Incentive Plan), within 60 days thereafter, the Company will pay to each participant in the plan immediately prior to such Change in Control (regardless of whether such participant remains in the employ of the Company following the Change in Control) a pro-rata portion of his or her bonus award assuming that all performance percentages are 100%.

EMPLOYMENT AGREEMENT

    In April 1999, the Company entered into a new employment agreement (the "Employment Agreement") with its Chief Executive Officer, Edward D. Breen, which replaced his existing Severance Agreement (see "Severance Protection Agreements" above). Mr. Breen's Employment Agreement extends for a three year period. The term is automatically extended daily, so that at all times the Employment Agreement has a three year term.

    During the term of the Employment Agreement, Mr. Breen will serve as Chief Executive Officer of the Company, and his base compensation will be at least $600,000 per year. Mr. Breen will participate in short term and long-term incentive plans at levels commensurate with the benefits provided to other senior executives, with adjustments appropriate for the Chief Executive Officer. Mr. Breen's target annual bonus will be at least 84% of salary. Mr. Breen will participate in the Company's welfare and retirement plans, and he will be provided with at least $7,500,000 of life insurance coverage.

    If the Company terminates Mr. Breen's employment without cause during the term of the Employment Agreement, or in the event of his termination for good reason, Mr. Breen will receive severance compensation upon his execution of a release of the Company as to all matters arising in connection with his employment (other than accrued benefits under benefit plans). The severance compensation will consist of continued salary and target bonus for a period of three years after termination and continued coverage (or cash in lieu of coverage) in retirement and welfare plans for three years. If a termination occurs after a Change of Control of the Company, the severance compensation will be paid in a lump sum. If Mr. Breen's termination occurs during the first three years of the Employment Agreement and before a

Change of Control, Mr. Breen will receive a supplemental severance payment of $9,000,000. Mr. Breen will receive outplacement assistance and $15,000 annually for tax and financial planning services. For purposes of the Employment Agreement, the term "Change of Control" has the same meaning as described below under "Proposal Two: Approval of 1999 Long-Term Incentive Plan."

    Stock options granted to Mr. Breen after the date of the Employment Agreement will provide for full vesting if Mr. Breen's employment is terminated by the Company other than for cause or if he terminates for good reason, death or disability. These stock options will also provide for continuation of the exercise period for at least one year after termination of employment (but not after expiration of the option term) if Mr. Breen's employment terminates for any reason other than cause. Outstanding stock options will become fully vested upon a Change of Control pursuant to the applicable Long-Term Incentive Plan.

    If Mr. Breen becomes disabled, he will receive severance compensation consisting of continued salary and target bonus for a period of three years, reduced by disability benefits under the Company's plans, and continued coverage (or cash in lieu of coverage) in retirement and welfare plans for three years, as well as, if applicable, the supplemental payment described above.

    The Employment Agreement provides for a gross-up payment by the Company in the event that the total payments to Mr. Breen under the Employment Agreement or otherwise are subject to the excise tax under Section 4999 of the Code. In such event, the Company will pay an additional amount so that Mr. Breen is made whole on an after-tax basis from the effect of the excise tax.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

    The Compensation Committee of the Board of Directors is comprised entirely of non-employee directors. The Compensation Committee determines the base salary to be paid to the Chief Executive Officer and all other executive officers, makes recommendations to the Board of Directors with respect to the Company's overall compensation policies, administers and grants awards under the Company's Long-Term Incentive Plans, administers and grants awards under the Annual Incentive Plan with respect to executive officers and performs such duties as the Board of Directors may from time to time request.

    In establishing and administering the Company's compensation policies and programs, the Compensation Committee's basic objective is to formulate compensation policies and programs intended to attract, retain, and motivate highly qualified key employees, including executive officers. Compensation of executive officers and other key employees, including the Chief Executive Officer, is comprised of three principal elements: (i) stock ownership, (ii) base salary and (iii) annual bonuses.

    STOCK OWNERSHIP. The Compensation Committee believes that executive officers and other significant employees who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company's on-going success. This focuses attention on managing the Company as an owner with an equity position in the business and seeks to align these employees' interests with the long-term interests of stockholders. Accordingly, one of the Company's principal methods to motivate executive officers and other employees is through a stock option program.

    During 1998, the Company awarded options to purchase an aggregate of approximately 972,000 shares of Common Stock to 12 executive officers (including executive officers named in the Summary Compensation Table) under the Company's 1997 Long-Term Incentive Plan. The exercise price of each of these options was the closing market price per share of Common Stock on the date of grant.

    Management recommends to the Compensation Committee those executive officers and other employees to whom options should be granted and the number of options to be granted. The recommendations are based on a review of each employee's position and level of responsibility in the Company, current and long-term potential contribution to the Company and individual performance. Neither management nor the Compensation Committee assigned specific weights to these factors, although the executive's position and a subjective evaluation of his or her contribution to the Company were considered most important. Generally the number of options granted to any executive reflects his or her level of responsibility and position in the Company.

    To encourage key employees to remain in the employ of the Company, options generally vest and become exercisable over a three- or four-year period and are not exercisable until one year after the date of grant. Assuming approval by the Company's stockholders of the Company's 1999 Long-Term Incentive Plan, no further options will be granted under the 1997 Long-Term Incentive Plan; however, it is expected that future awards under the 1999 Long-Term Incentive Plan will be made periodically in furtherance of the goals described above.

    BASE SALARY. The Compensation Committee believes that it is important to pay reasonable and competitive salaries. Salaries paid to executive officers are based on the Chief Executive Officer's recommendations to the Compensation Committee, which is responsible for reviewing and approving or disapproving those recommendations. Generally, an executive's base salary reflects his or her level of responsibility and position in the Company, taking into account competitive industry salaries. All executive officers received base salary increases during December 1998.

    ANNUAL INCENTIVE BONUS. The Annual Incentive Plan is intended to provide a means of annually rewarding certain key employees, including the executives listed in the Summary Compensation Table, based on the performance of the Company. This approach allows management to focus on key business objectives in the short-term, and to support the long-term performance orientation of stock ownership.

    Under the Annual Incentive Plan, in 1998, management recommended, and the Compensation Committee established for each officer a target bonus percentage of the officer's salary. That percentage was based on the officer's position in the Company and was the percentage of the officer's salary that would be paid if all performance targets were achieved at the 100% level. The target award percentage for executive officers for 1998 ranged from 35% to 70% for the Chief Executive Officer. In 1998, all executive officers of the Company participated in the Annual Incentive Plan. Those executive officers who were elected to their positions with the Company during 1998 received their bonuses based on the target percentages established for them prior to their election or were set by the Compensation Committee concurrently with their election.

    Bonuses for all officers were based on a function of the Company's achievement of its earnings per share target (which constituted 33.4% of the bonus payment determination), its consolidated operating income target (which constituted 33.3% of the bonus payment determination), and its consolidated net capital employed target (which is a measure of the use of cash and which constituted the remaining 33.3% of the bonus payment determination).

    Under the Annual Incentive Plan for 1998, if a financial target was exceeded, the portion of the bonus based on that target was increased above the target level according to a formula adopted at the beginning of the performance period, but could not exceed 225% of the target level. In addition, for 1998 the Committee had the option to adjust the executive's bonus (between 80% and 120%) based on the executive's overall personal performance. In 1998, Mr. Breen's bonus was 161.6% of his bonus target level and the bonuses for other executive officers ranged from 107.8% to 161.6% of their bonus target levels. Under the Annual Incentive Plan no bonus payment can exceed 150% of an executive's base salary, except for the CEO, whose bonus may not exceed $1.5 million.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Edward D. Breen has served as Chairman and Chief Executive Officer of the Company since December 1997, after having served as Acting Chief Executive Officer and President of the Company since October 1997. Mr. Breen's annual salary, established in October 1997, was $500,000 for most of 1998, and was increased by the Compensation Committee in December 1998 to $600,000. During 1998, the Compensation Committee granted Mr. Breen an option to purchase 300,000 shares of Common Stock with a per share exercise price of $21.75, the closing market price on the date of the grant.

    Mr. Breen's target bonus percentage under the Annual Incentive Plan for 1998 was 70%, and the Committee pre-established Mr. Breen's personal performance percentage at 120% (subject to reduction at the end of the performance period). For 1998, the Compensation Committee kept Mr. Breen's personal performance percentage at 120% in recognition of Mr. Breen's substantial accomplishments since his election as Chief Executive Officer. Among the factors considered by the Compensation Committee in certifying Mr. Breen's Annual Incentive Plan bonus for 1998, as well as establishing his compensation for 1999, were: (i) a 90% increase in the Company's stock price during 1998; (ii) significant profitability improvement, including a significant increase in the Company's operating margin; (iii) improved cash management; (iv) completion of several strategic initiatives; (v) creation of a new Internet Protocol (IP) networks business; and (vi) success of the Company's digital deployment.

    For 1999, Mr. Breen's target bonus percentage under the Annual Incentive Plan has been adjusted to 84%, and his personal performance percentage has been set at 100% (subject to reduction at the end of the performance period).

    In April 1999, the Compensation Committee and the Board approved a new Employment Agreement for Mr. Breen, as described above under "Employment Agreement," to replace his Severance Agreement. The Compensation Committee sought advice from an independent compensation consulting firm, which advised the Committee that the terms of the Employment Agreement are reasonable compared to similar agreements for chief executive officers of comparable companies.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), which was enacted in 1993, generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year.
Section 162(m), however, exempts qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

    The Company structured and intends to administer the stock option and stock appreciation right portions of the 1997 Long-Term Incentive Plan and the stock option and the stock appreciation right portions of the 1999 Long-Term Incentive Plan (which is being submitted to the Company's stockholders for approval at the Meeting) with the intention that the resulting compensation payable thereafter can qualify as "performance-based compensation" and would be deductible. The Company has structured the Annual Incentive Plan with the intention that awards payable to the Chief Executive Officer would qualify as "performance-based compensation" and, if so qualified, would be deductible.

    The Compensation Committee reserves the authority to award non-deductible compensation in circumstances that it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of
Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Respectfully submitted,

COMPENSATION COMMITTEE

    Alex J. Mandl, Chairman

    Lynn Forester

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on $100 invested on July 24, 1997 (the date the Common Stock was first publicly traded) in the Common Stock, and on June 30, 1997 in the Standard and Poor's 500 Index and the Standard & Poor's Communications Equipment Index. The return of the Standard & Poor's indices is calculated assuming reinvestment of dividends. The Company has not paid any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
            AMONG GENERAL INSTRUMENT CORPORATION, THE S&P 500 INDEX
                   AND THE S&P COMMUNICATIONS EQUIPMENT INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS
                  GENERAL INSTRUMENT CORPORATION         S&P 500        S&P COMMUNICATIONS EQUIPMENT
7/24/97*                                           100                                            100 100
9/97                                                86        107                                     105
12/97                                               92        111                                      95
3/98                                               107        126                                     128
6/98                                               139        130                                     142
9/98                                               111        117                                     107
12/98                                              174        142                                     167

                                                                                           CUMULATIVE TOTAL RETURN ($)
                                                                               ----------------------------------------------------
                                                                               7/24/97*   9/97   12/97   3/98   6/98   9/98   12/98
                                                                               --------   ----   -----   ----   ----   ----   -----
GENERAL INSTRUMENT CORPORATION.........................................  GIC      100      86      92    107    139    111     174
S & P 500..............................................................  1500     100     107     111    126    130    117     142
S & P COMMUNICATIONS EQUIPMENT.........................................  ICME     100     105      95    128    142    107     167

------------------------------
* $100 INVESTED ON 7/24/97 IN STOCK OR ON 6/30/97 IN INDICES, INCLUDING REINVESTMENT OF DIVIDENDS.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The table below sets forth information as to the beneficial ownership of Common Stock as of April 5, 1999 (except as otherwise noted) by all directors and the persons listed in the Summary Compensation Table as well as by directors and executive officers of the Company as a group and, to the best knowledge of the Company's management, beneficial owners of 5% or more of the outstanding Common Stock.

                                                                         SHARES OF COMMON
                                                                              STOCK         % OF SHARES OUTSTANDING
                                                                           BENEFICIALLY    (NET OF TREASURY SHARES)
NAME                                                                         OWNED(1)         BENEFICIALLY OWNED
-----------------------------------------------------------------------  ----------------  -------------------------
Liberty Media Corporation (2)..........................................      36,284,000                 20.5
Brinson Partners, Inc. (3).............................................      12,913,558                  7.7
Vanguard/Windsor Funds, Inc. (4).......................................       9,423,400                  5.6
Wellington Management Company, LLP (4)(5)..............................       9,573,400                  6.3
Edward D. Breen (6)....................................................         291,214                    *
John Seely Brown (7)...................................................          44,435                    *
Robert D. Cromack (8)..................................................         186,277                    *
Frank M. Drendel (9)...................................................         262,705                    *
Lynn Forester (10).....................................................         126,073                    *
Alex J. Mandl (11).....................................................          85,939                    *
Eric M. Pillmore (12)..................................................          51,001                    *
Geoffrey S. Roman (13).................................................         153,727                    *
Dan Schaefer...........................................................           1,000                    *
Richard C. Smith (14)..................................................         129,191                    *
All current directors and executive officers of the Company as a group
  (17 persons) (15)....................................................       1,651,701                    *

------------------------
* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following April 5, 1999. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following April 5, 1999 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) This information is obtained from a Schedule 13D dated March 29, 1999 and a
    Schedule 13D/A dated April 6, 1999, both filed with the Commission by Liberty. Liberty reports beneficial ownership of 36,284,000 shares of Common Stock and claims sole voting power and sole dispositive power with respect to all of such shares. Includes 4,928,000 shares of Common Stock issuable upon exercise of warrants beneficially owned by Liberty, which warrants vested on December 31, 1998, and 10,000,000 shares of Common Stock purchased from Instrument Partners and MBO-IV, discussed below. Does not include 16,428,000 shares of Common Stock issuable upon exercise of additional warrants beneficially owned by Liberty. Subject to certain conditions, warrants for 5,750,000 shares of Common Stock will vest on December 31, 1999, and warrants for 10,678,000 shares of Common Stock will vest on December 31, 2000. NDTC sold its warrants for the purchase of 21,356,000 shares of Common Stock to Liberty, a wholly owned subsidiary of TCI. Liberty succeeded to the beneficial ownership of the shares of Common Stock as a result of the Merger of Italy Merger Corp., a wholly owned subsidiary of AT&T, with and into TCI. TCI had previously filed a Report on Schedule 13D reporting beneficial ownership of the shares of Common Stock, which at that time were attributed to the TCI

    Ventures Group of TCI. In the Merger TCI became a wholly owned subsidiary of AT&T. The Board of Directors and the management of Liberty manage the business and affairs of Liberty, including, but not limited to, making determinations regarding the disposition and voting of the shares of Common Stock. Although Liberty is a wholly owned subsidiary of AT&T, a majority of Liberty's Board of Directors consists of individuals designated by TCI prior to the Merger. If these individuals or their designated successors cease to constitute a majority of Liberty's Board, Liberty will transfer all of its assets and businesses to a new entity. Although this new entity would be owned substantially by AT&T, it would continue to be managed (including with respect to the voting and disposition of the shares of Common Stock) by the management of Liberty prior to such transfer of assets. As a result, Liberty through its Board of Directors and management, will have the power to determine how the shares of Common Stock will be voted and, subject to the limitations of the Delaware General Corporation Law, will have the power to dispose of the shares of Common Stock, and thus is considered the beneficial owner of the shares of Common Stock for purposes of Section 13(d) of the Exchange Act. On April 5, 1999, Instrument Partners and MBO-IV sold 5,319,078 shares and 4,680,922 shares, respectively, of Common Stock to Liberty, at a purchase price of $28.00 per share pursuant to the Stock Purchase Agreement. As part of the sale, the Partnerships gave irrevocable proxies to Liberty to vote at the Meeting the shares of Common Stock purchased by it from the Partnerships.

(3) This information is obtained from a Schedule 13G, dated February 3, 1999, filed with the Commission by Brinson Partners, Inc. ("BPI") on behalf of itself, and UBS AG. The Schedule 13G states that BPI is a registered investment adviser and an indirect wholly-owned subsidiary of UBS AG, and that UBS AG is reporting indirect beneficial ownership of holdings by reason of its ownership of BPI and UBS (USA) Inc., a parent holding Company of BPI. BPI reports beneficial ownership of 12,913,558 shares of Common Stock and claims shared voting power and shared dispositive power with respect to all of such shares. UBS AG reports beneficial ownership of 12,913,558 shares of Common Stock and claims shared voting power and shared dispositive power with respect to all of such shares. Both BPI and UBS AG disclaim beneficial ownership of such shares. BPI's principal business office is located at 209 South LaSalle, Chicago, Illinois 60604-1295. UBS AG's principal business office is located at Bahnhofstrasse 45, 8021 Zurich, Switzerland.

(4) This information is obtained from a Schedule 13G, dated February 11, 1999, filed with the Commission by Vanguard Windsor Funds--Vanguard Windsor Fund ("Vanguard"), in its capacity as an investment company registered under
    Section 8 of the Investment Company Act of 1940, as amended. Vanguard reports beneficial ownership of 9,423,400 shares of Common Stock and claims sole voting power and shared dispositive power with respect to all of such shares. Vanguard's principal business office is located at 100 Vanguard Building, P.O. Box 2600, Malvern, Pennsylvania 19355.

(5) This information is obtained from a Schedule 13G, dated December 31, 1998, filed with the Commission by Wellington Management Company, LLP ("Wellington"), in its capacity as an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940, as amended. Wellington reports beneficial ownership of 9,573,400 shares of Common Stock and claims shared voting power with respect to 150,000 shares of Common Stock and shared dispositive power with respect to 9,573,400 shares of Common Stock owned by clients of Wellington, including Vanguard. Wellington, in its capacity as investment adviser, may be deemed to beneficially own the shares which are held of record by the clients of Wellington. With the exception of Vanguard, no such client is known to have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares representing more than 5% of the outstanding Common Stock. Wellington's principal business office is located at 75 State Street, Boston, Massachusetts 02109.

(6) Includes 288,290 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(7) Includes 42,435 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(8) Includes 185,010 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(9) Includes 6,667 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(10) Includes 124,073 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(11) Includes 84,939 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(12) Includes 50,002 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(13) Includes 151,509 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(14) Includes 96,862 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999.

(15) Includes 1,335,475 shares subject to options which are exercisable for Common Stock currently or within 60 days of April 5, 1999. Includes an aggregate of 23,788 shares of Common Stock which were held by the trustee of the Savings Plan and were allocated to the current officers' respective accounts under the Savings Plan as of March 31, 1999.

            PROPOSAL TWO: APPROVAL OF 1999 LONG-TERM INCENTIVE PLAN

GENERAL

    The 1999 Long-Term Incentive Plan provides for the grant of stock options, stock awards and other stock-based grants to employees of the Company and its subsidiaries and non-employee directors of the Company.

    The Company's Board of Directors (the "Board") has approved the 1999 Long-Term Incentive Plan and is submitting the 1999 Long-Term Incentive Plan for stockholder approval. Stockholder approval is being sought (i) so that the compensation attributable to options and stock appreciation rights granted under the 1999 Long-Term Incentive Plan may qualify as "performance-based compensation" for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) in order for incentive stock options to meet the requirements of the Code and (iii) in order to meet New York Stock Exchange requirements.

    The following is a summary of the material terms of the 1999 Long-Term Incentive Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the 1999 Long-Term Incentive Plan, which has been included as Annex A to this Proxy Statement.

PURPOSE OF THE 1999 LONG-TERM INCENTIVE PLAN

    The Company's Board believes that the 1999 Long-Term Incentive Plan will provide a means by which employees and directors of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its subsidiaries and their desire to remain employed by the Company and its subsidiaries. The 1999 Long-Term Incentive Plan will provide an incentive for employees and directors to focus their attention on managing the Company as equity owners and will align their interests with those of the Company's stockholders. The 1999 Long-Term Incentive Plan is intended to attract and retain employees and to provide employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its subsidiaries.

DESCRIPTION OF THE 1999 LONG-TERM INCENTIVE PLAN

    ADMINISTRATION. The 1999 Long-Term Incentive Plan generally will be administered by the Compensation Committee of the Board. However, the Board may exercise any or all of the authority and responsibility of the Compensation Committee with respect to the 1999 Long-Term Incentive Plan, except that the Board may not make grants that are intended to qualify as "performance-based compensation" under section 162(m) of the Code. The Board may also delegate to another committee of the Board, consisting of at least one individual, any or all of the authority and responsibility of the Compensation Committee with respect to grants to employees who are not corporate officers. The Compensation Committee has broad authority to administer and interpret the 1999 Long-Term Incentive Plan, provided that it may not reprice outstanding options.

    SHARES. The maximum number of shares of Common Stock that may be issued under the 1999 Long-Term Incentive Plan is 15,000,000 plus any shares that are currently authorized for issuance, but are not issued or transferred, under the 1997 Long-Term Incentive Plan. If the stockholders approve the 1999 Long-Term Incentive Plan, no additional grants will be made under the 1997 Long-Term Incentive Plan. The following limits also apply:

        The maximum number of shares that may be issued during the term of the 1999 Long-Term Incentive Plan pursuant to Stock Awards and Stock-Based Grants (as defined below) under the 1999 Long-Term Incentive Plan is 500,000 shares.

        The maximum number of shares with respect to which grants may be made under the 1999 Long-Term Incentive Plan to any employee during any three-year period is 3,000,000 shares.

        The maximum number of shares that may be issued pursuant to grants made under the 1999 Long-Term Incentive Plan to non-employee directors during the term of the 1999 Long-Term Incentive Plan is 500,000 shares.

If any grant expires or terminates without having been exercised, the shares subject to the grant will again become available for grant under the 1999 Long-Term Incentive Plan.

    ELIGIBILITY. All employees of the Company and its subsidiaries and the non-employee directors of the Company are eligible to participate in the 1999 Long-Term Incentive Plan. Approximately 7,800 employees are currently eligible to participate in the 1999 Long-Term Incentive Plan, and five non-employee directors are currently eligible to participate in the 1999 Long-Term Incentive Plan.

    OPTIONS. The Committee shall determine the number of shares of stock that will be subject to each grant of stock options ("Options") to employees and non-employee directors. The Committee may grant nonqualified stock options ("NSOs") or incentive stock options ("ISOs"). The per share exercise price of the Options will be fixed by the Committee when the Options are granted and must be at least 100% of the fair market value of the stock on the Option grant date (110% in the case of an ISO granted to a 10% owner). The term of an Option may not exceed ten years (five years in the case of an ISO granted to a 10% owner). The Committee may establish such vesting and other conditions with respect to Options as it deems appropriate.

    STOCK AWARDS. Stock awards ("Stock Awards") may be granted to an employee or non-employee director for consideration or for no consideration (subject to any requirements of applicable state law), and Stock Awards may be granted subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. Unless the Committee determines otherwise, Stock Awards that are granted subject to vesting restrictions shall vest over at least three years, subject to acceleration as determined by the Committee in the event of death, disability, retirement, change of control or other appropriate circumstances.

    STOCK-BASED GRANTS. The Committee may make stock-based grants, such as stock appreciation rights, phantom stock and performance units ("Stock-Based Grants"), to any employee or non-employee director. The Committee may make Stock-Based Grants with such performance requirements, vesting requirements, employment or service requirements or other terms as the Committee deems appropriate. Stock-Based Grants shall be paid in the form of cash or shares of Common Stock as the Committee deems appropriate.

    DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with grants under the 1999 Long-Term Incentive Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, as determined by the Committee.

    EMPLOYEES SUBJECT TO TAXATION OUTSIDE THE UNITED STATES. The Committee may make grants on terms different from those specified in the 1999 Long-Term Incentive Plan with respect to employees or directors who are subject to taxation outside the Untied States.

    DEFERRALS. The Committee may permit or require a grantee to defer receipt of cash or shares that would otherwise be due to the grantee in connection with any grant.

    GRANTS TO NON-EMPLOYEE DIRECTORS. Grants may, but are not required to, be made to non-employee directors in accordance with a pre-established formula. The Board has determined that, unless it decides otherwise, each non-employee director will receive the following grants:

    Each such director will receive a NSO to purchase 20,000 shares of Common Stock when the director is first elected to the Board. Each such director will also receive, on each third anniversary of the director's first appointment to the Board, an additional award of NSOs for 20,000 shares of Common Stock, if the director is still serving on the Board. The exercise price of these Options will be equal to 100% of the fair market value of the shares on the grant date. The Options will be fully vested on the date of grant, but they will not be exercisable at that time. The Options will become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the grant date. If a director ceases to serve as a director of the Company for any reason, the Options will continue to become exercisable and will remain exercisable during their remaining term. The Options will have a ten-year term.

    Each such director will also receive a fully vested Stock Award for 1,000 shares when the director is first elected to the Board.

    WITHHOLDING OF TAXES. All grants under the 1999 Long-Term Incentive Plan shall be subject to applicable tax withholding requirements. The Company shall have the right to deduct from all grants and from all wages and other amounts payable to the grantee any taxes required by law to be withheld with respect to grants, and the Company may require or allow a grantee to have the tax withholding obligations satisfied by having shares withheld.

    TRANSFERABILITY OF GRANTS. Grants are not transferable by the grantee except by will or the laws of descent or, in the case of an NSO, with Committee consent, pursuant to a domestic relations order or pursuant to a transfer to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners.

    CHANGE OF CONTROL OF THE COMPANY. A "Change of Control" under the 1999 Long-Term Incentive Plan means, generally: (i) the acquisition by any person of beneficial ownership of voting securities resulting in such person beneficially owning 33% or more of the combined voting power of the Company's then outstanding voting securities; or (ii) the individuals who, as of the adoption of the 1999 Long-Term Incentive Plan, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; or
(iii) approval by stockholders of the Company of: (A) a merger, consolidation or reorganization involving the Company unless: (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization own, following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as before the merger, consolidation or reorganization, and (2) the members of the Incumbent Board immediately prior to the merger, consolidation or reorganization constitute at least a majority of the Board of the surviving corporation; and (3) no person has beneficial ownership of 33% or more of the combined voting power of the surviving corporation's then outstanding voting securities; (B) a complete liquidation or dissolution of the Company; or (C) the disposition of all or substantially all of the assets of the Company.

    CONSEQUENCES OF A CHANGE OF CONTROL. Upon a Change of Control, all outstanding Options and Stock-Based Grants shall automatically accelerate and become fully vested and exercisable, and any restrictions on outstanding Stock Awards and Stock-Based Grants will immediately lapse. Upon a Change of Control where the Company is not the surviving corporation, unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation, and other outstanding grants shall be converted to similar grants of the surviving corporation. In addition, in the event of a Change of Control, the Committee may require that grantees surrender their outstanding Options in exchange for payment of the amount by which the then fair market value of the stock exceeds the option price, or the Committee may terminate outstanding Options. Similar actions may be taken with respect to Stock-Based Grants.

    AMENDMENT AND TERMINATION OF THE PLAN. The 1999 Long-Term Incentive Plan will terminate on the day immediately preceding the tenth anniversary of its effective date in 2009. However, the Board may sooner terminate or amend the 1999 Long-Term Incentive Plan at any time without stockholder approval, except where stockholder approval is required to retain favorable tax treatment of ISOs under the Code, is required to exempt compensation from the deduction limit under Section 162(m) of the Code, or is required to qualify the shares offered under the 1999 Long-Term Incentive Plan for listing on any securities exchange. The termination of the 1999 Long-Term Incentive Plan will not affect then outstanding grants.

    ACCOUNTING TREATMENT. Grants of Options to employees at an option price at least equal to the fair market value of the Common Stock on the date of grant generally will not result in a compensation expense to the Company for financial accounting purposes. However, as a result of changes recently proposed by the Financial Accounting Standards Board, Option grants to non-employee directors will result in a compensation expense when the Options vest, if the changes are adopted as proposed. Grants of Stock Awards and Stock-Based Compensation to employees and non-employee directors will result in compensation expense. The Committee will take into account the accounting consequences of employee and non-employee director compensation when structuring grants under the 1999 Long-Term Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO AWARDS UNDER THE 1999 LONG-TERM
  INCENTIVE PLAN

    The following description of the federal income tax consequences of grants under the 1999 Long-Term Incentive Plan is a general summary. State, local and other taxes may also be imposed in connection with grants.

    INCENTIVE STOCK OPTIONS. In general, a grantee will not recognize taxable income upon the grant or exercise of an ISO, and the Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the Option will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an ISO to qualify as an ISO, a grantee generally must be an employee of the Company or a subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year preceding the date of exercise, in the case of a grantee whose employment is terminated due to permanent disability as defined in the Code). The employment requirement does not apply where a grantee's employment is terminated due to his or her death.

    If a grantee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the grantee disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the Option will be treated as long-term capital gain or loss subject to reduced rates of tax. If a grantee disposes of the shares prior to satisfying these holding period requirements (a "Disqualifying Disposition"), the grantee will recognize ordinary income at the time of the Disqualifying Disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending upon whether the shares have been held for at least twelve months after the date of exercise. If the grantee sells the shares in a Disqualifying Disposition at a price below the fair market value of the shares at the time the Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. In general, the Company and its subsidiaries will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

    NONQUALIFIED STOCK OPTIONS. In general, a grantee who receives an NSO will recognize no income at the time of the grant of the Option. Upon exercise of an NSO, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the Option. The basis in shares acquired upon exercise of an NSO will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income. If the grantee sells shares received upon the exercise of an NSO after the exercise date, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss.

    STOCK AWARDS. A grantee who receives a Stock Award generally will not recognize taxable income until the Common Stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time. The Company and its subsidiaries generally will be entitled to a business expense deduction in the same amount.

    A grantee may elect to recognize ordinary income when a restricted Stock Award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at the date of grant, determined without regard to the restrictions. The Company and its subsidiaries generally will be entitled to a corresponding business expense deduction in the same year.

    STOCK-BASED GRANTS AND DIVIDEND EQUIVALENTS. There are generally no federal income tax consequences to a grantee upon the grant of a Stock-Based Grant such as stock appreciation rights, phantom stock or performance units. Instead, when payments are made to the grantee, the grantee will recognize ordinary income in an amount equal to the cash received and the fair market value of any shares received. Dividend equivalents are taxed to grantees as ordinary income when they are paid to the grantees. The Company and its subsidiaries generally will be entitled to a corresponding business expense deduction when the grantees recognize ordinary income.

    EXCISE TAXES. Under certain circumstances, the accelerated vesting of grants in connection with a Change of Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a grantee may be subject to a 20% excise tax and the Company and its subsidiaries may be denied a tax deduction.

    SECTION 162(M). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified "performance based compensation," the material terms of which are disclosed to and approved by the stockholders. The Company has structured the 1999 Long-Term Incentive Plan with the intention that compensation resulting from awards of Options and stock appreciation rights can qualify as "performance-based compensation" and, if so qualified, will be deductible. To qualify, the Company is seeking stockholder approval of the 1999 Long-Term Incentive Plan.

    The 1999 Long-Term Incentive Plan requires approval by the affirmative vote of a majority of the votes cast at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO TO APPROVE THE 1999 LONG-TERM INCENTIVE PLAN. PROXIES WILL BE VOTED FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN UNLESS OTHERWISE SPECIFIED IN THE PROXY.

            OPTIONS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

    As of the date of this Proxy Statement, no grants have been made under the 1999 Long-Term Incentive Plan and, other than formula grants to non-employee directors as described below, the Compensation Committee has no immediate intention or plans to make any grant. Presently there are approximately 7,800 Employees and five Non-Employee Directors who qualify to participate in the 1999 Long-Term Incentive Plan. On February 26, 1999, the Board of Directors approved, subject to stockholder approval of the 1999 Long-Term Incentive Plan, the granting of (i) nonqualified stock options with respect to 20,000 shares of Company common stock to each non-employee director of the Company (x) upon his or her initial election to the Board and (y) every three years thereafter on the anniversary of such non-employee director's initial election to the Board, so long as the director is still serving on the Board, and (ii) a stock award for 1,000 shares of stock upon his or her initial election to the Board. Because adoption of the 1999 Long-Term Incentive Plan is subject to stockholder approval and because the granting of options and awards will be entirely within the discretion of the Compensation Committee, it is not otherwise possible to determine the employees and non-employee directors to whom options or awards will be granted under the 1999 Long-Term Incentive Plan or the number of shares or value of dollar-denominated grants to be covered by such options and stock awards and stock-based grants.

      PROPOSAL THREE: RATIFICATION AND APPROVAL OF APPOINTMENT OF AUDITOR

    The Board of Directors, based on the recommendation of the Audit Committee, appointed the firm of Deloitte & Touche LLP as independent auditor to examine the consolidated financial statements of the Company and its subsidiaries for the 1999 fiscal year. The Board of Directors is asking the stockholders to ratify and approve this action. Deloitte & Touche LLP has been the Company's independent auditor since July 1997, and was the independent auditor of the Distributing Company from 1990 until the Distribution. Representatives of the auditing firm will be present at the Meeting and will be afforded the opportunity, if they so desire, to make a statement or respond to appropriate questions that may come before the Meeting.

    Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor would be considered by the Board of Directors in determining whether to continue with the services of Deloitte & Touche LLP.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL THREE TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS OF THE COMPANY OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE 1999 FISCAL YEAR. PROXIES WILL BE VOTED FOR PROPOSAL THREE UNLESS OTHERWISE SPECIFIED IN THE PROXY.

          STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2000 ANNUAL MEETING
                                OF STOCKHOLDERS

    Stockholders who intend to present proposals at the 2000 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, General Instrument Corporation, 101 Tournament Drive, Horsham, Pennsylvania 19044, and such notice must be received no later than December 15, 1999. Such proposals must meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Stockholders.

    In addition, under the Company's By-laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at the Annual Meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company generally not less than 60 days nor more than 90 days in advance of an annual meeting. To be in proper written form, a stockholder's notice must contain the specific information required by the Company's By-laws. A copy of the Company's By-laws which describes the advance notice procedures can be obtained from the Secretary of the Company.

                            SOLICITATION OF PROXIES

    Proxies will be solicited by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company has retained Morrow & Co. to assist in the solicitation of proxies from stockholders for a fee of $6,500 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries, in accordance with the rules of the NYSE, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

                                 OTHER MATTERS

    The Company knows of no other matter to be brought before the Meeting. If any other matter requiring a vote of the shares should come before the Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE COMMISSION (EXCLUDING EXHIBITS). COPIES OF ANY EXHIBITS THERETO ALSO WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE DUPLICATING CHARGE. REQUESTS IN WRITING FOR COPIES OF ANY SUCH MATERIALS SHOULD BE DIRECTED TO: SECRETARY, GENERAL INSTRUMENT CORPORATION, 101 TOURNAMENT DRIVE, HORSHAM, PA 19044.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Robert A. Scott

                                        ROBERT A. SCOTT
                                        SECRETARY

Horsham, Pennsylvania
April 14, 1999

                                                                         ANNEX A

                         GENERAL INSTRUMENT CORPORATION
                         1999 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                 ---------
       1.  Administration......................................................................................        A-3
           (a) Committee.......................................................................................        A-3
           (b) Board Reservation and Delegation................................................................        A-3
           (c) Committee Authority.............................................................................        A-3
           (d) Committee Determinations........................................................................        A-3
       2.  Grants..............................................................................................        A-3
       3.  Shares Subject to the Plan..........................................................................        A-4
           (a) Shares Authorized...............................................................................        A-4
           (b) Adjustments.....................................................................................        A-4
       4.  Eligibility for Participation.......................................................................        A-5
           (a) Eligible Persons................................................................................        A-5
           (b) Selection of Grantees...........................................................................        A-5
       5.  Granting of Options.................................................................................        A-5
           (a) Number of Shares................................................................................        A-5
           (b) Type of Option and Price........................................................................        A-5
           (c) Option Term.....................................................................................        A-6
           (d) Vesting and Exercisability of Options...........................................................        A-6
           (e) Termination of Employment.......................................................................        A-6
           (f) Exercise of Options.............................................................................        A-6
           (g) Limits on Incentive Stock Options...............................................................        A-6
       6.  Stock Awards........................................................................................        A-6
           (a) Awards..........................................................................................        A-6
           (b) Forfeiture......................................................................................        A-7
           (c) Restrictions on Transfer and Legend on Stock Certificate........................................        A-7
           (d) Right to Vote and to Receive Dividends..........................................................        A-7
           (e) Lapse of Restrictions...........................................................................        A-7
       7.  Stock-Based Grants..................................................................................        A-7
       8.  Dividend Equivalents................................................................................        A-7
       9.  Employees Subject to Taxation Outside the United States.............................................        A-7
      10.  Deferrals...........................................................................................        A-7
      11.  Withholding of Taxes................................................................................        A-8
           (a) Required Withholding............................................................................        A-8
           (b) Election to Withhold Shares.....................................................................        A-8
      12.  Transferability of Grants...........................................................................        A-8
           (a) Nontransferability..............................................................................        A-8
           (b) Transfer of Nonqualified Stock Options..........................................................        A-8
      13.  Change of Control of the Company....................................................................        A-8
      14.  Consequences of a Change of Control.................................................................       A-10
           (a) Notice and Acceleration.........................................................................       A-10
           (b) Assumption......................................................................................       A-10
           (c) Other Alternatives..............................................................................       A-10
           (d) Limitations.....................................................................................       A-10
      15.  Amendment and Termination of the Plan...............................................................       A-10
           (a) Amendment.......................................................................................       A-10
           (b) Termination of Plan.............................................................................       A-10
           (c) Termination and Amendment of Outstanding Grants.................................................       A-10
           (d) Governing Document..............................................................................       A-11
      16.  Funding of the Plan.................................................................................       A-11
      17.  Rights of Participants..............................................................................       A-11
      18.  No Fractional Shares................................................................................       A-11
      19.  Headings............................................................................................       A-11
      20.  Effective Date of the Plan..........................................................................       A-11
      21.  Grants in Connection with Corporate Transactions and Otherwise......................................       A-11
      22.  Securities Law Matters..............................................................................       A-12
      23.  Rights as a Stockholder.............................................................................       A-12
      24.  Nature of Payments..................................................................................       A-12
      25.  Compliance with Law.................................................................................       A-12
      26.  Governing Law.......................................................................................       A-13

                         GENERAL INSTRUMENT CORPORATION
                         1999 LONG-TERM INCENTIVE PLAN

    The purpose of the General Instrument Corporation 1999 Long-Term Incentive Plan (the "Plan") is to provide a means by which employees and directors of General Instrument Corporation (the "Company") and its Subsidiaries (as defined below) can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its subsidiaries and their desire to remain employed by the Company and its Subsidiaries, focusing their attention on managing the Company as equity owners, and aligning their interests with those of the Company's stockholders. The Plan also is intended to attract and retain employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

    1.  ADMINISTRATION

    (a) COMMITTEE. Except as provided in subsection (b) below, the Plan shall be administered and interpreted by the Board or by a committee appointed by the Board (the "Committee"), which may consist of two or more persons who are "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) BOARD RESERVATION AND DELEGATION. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder; provided that the Board may not make grants that are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. The Board may delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to grants to employees who are not corporate officers at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more directors who may, but need not be, officers or employees of the Company or of any of its subsidiaries. To the extent that the Board has reserved to itself, or exercised the authority and responsibility of the Committee, or delegated the authority and responsibility of the Committee to such other committee, all references to the "Committee" in the Plan shall be to the Board or to such other committee.

    (c) COMMITTEE AUTHORITY. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable vesting, exercise or restriction period, including the criteria for vesting or exercisability and the acceleration of vesting and exercisability, (iv) amend the terms of any previously issued grant, provided that the Committee may not reprice outstanding options, and (v) deal with any other matters arising under the Plan.

    (d) COMMITTEE DETERMINATIONS. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

    2.  GRANTS

    Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock

Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), stock awards as described in Section 6 ("Stock Awards") and other stock-based grants as described in Section 7 ("Stock-Based Grants") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

    3.  SHARES SUBJECT TO THE PLAN

    (a) SHARES AUTHORIZED. The aggregate total number of shares of common stock, par value $0.01 per share, of the Company ("Company Stock") that may be issued or transferred under the Plan is (i) 15,000,000 shares, plus (ii) any shares of Company Stock that are authorized for issuance or transfer under the Company's Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Plan") as of the effective date of this Plan but are not issued or transferred under the 1997 Plan (including, without limitation, any shares not issued or transferred as a result of a termination, expiration, cancellation, forfeiture, exchange, surrender or net exercise of grants under the 1997 Plan). In addition, the following limits shall apply to Grants under the Plan:

        (i) The maximum aggregate number of shares of Company Stock that may be issued or transferred during the term of the Plan pursuant to Stock Awards and Stock-Based Grants under the Plan is 500,000 shares.

        (ii) The maximum aggregate number of shares of Company Stock with respect to which Grants may be made under the Plan to any employee during any three-year period shall be 3,000,000 shares.

        (iii) The maximum aggregate number of shares of Company Stock that may be issued or transferred pursuant to Grants made under the Plan to non-employee directors during the term of the Plan is 500,000 shares.

    All of the foregoing limits shall be subject to adjustment as described in subsection (b) below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan. If shares of Company Stock are used to pay the exercise price of an Option or are withheld to pay any tax withholding amounts, or if Grants are settled in cash, only the net number of shares received by the grantee shall be considered to have been issued or transferred under the Plan, and the remaining number of shares subject to the Grant shall again be available for purposes of the Plan.

    (b) ADJUSTMENTS. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any three-year period, the number of shares covered by outstanding Grants, the maximum number of shares of Company Stock that may be issued or transferred to non-employee directors pursuant to Grants during the term of the Plan, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

    4.  ELIGIBILITY FOR PARTICIPATION

    (a) ELIGIBLE PERSONS. All employees of the Company and its Subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. The term "Subsidiary" shall have the following meanings: (i) except as provided in subsection (ii) below, the term "Subsidiary" shall mean a corporation as defined in Section 424(f) of the Code, with the Company being treated as the employer corporation for purposes of this definition; and (ii) as the term "Subsidiary" relates to eligibility to receive Grants other than Incentive Stock Options and continued employment for purposes of Grants (unless the Committee determines otherwise), the term "Subsidiary" shall mean any entity, whether or not incorporated, in which the Company or any such Subsidiary owns 50% or more of the outstanding equity or other ownership interests.

    (b) SELECTION OF GRANTEES. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

    5.  GRANTING OF OPTIONS

    (a) NUMBER OF SHARES. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors. Without limiting the foregoing, the Committee may determine that Options will be granted to Non-Employee Directors in accordance with a formula established by the Board.

    (b) TYPE OF OPTION AND PRICE.

    (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

    (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent (as defined in Section 424(e) of the Code) or Subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

   (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

    (c) OPTION TERM. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

    (d) VESTING AND EXERCISABILITY OF OPTIONS. Options shall become vested and exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the vesting and exercisability of any or all outstanding Options at any time for any reason.

    (e) TERMINATION OF EMPLOYMENT. The Committee shall establish in the Grant Instrument the circumstances under which an Option may be exercised after a Grantee's employment or service with the Company and its Subsidiaries terminates.

    (f) EXERCISE OF OPTIONS. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

    (g) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

    6.  STOCK AWARDS

    The Committee may issue or transfer shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

    (a) AWARDS. Stock Awards may be granted for consideration or for no consideration (subject to any requirements of applicable state law), and Stock Awards may be granted subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. Unless the Committee determines otherwise, Stock Awards that are granted subject to vesting restrictions shall vest over at least three years, subject to acceleration as determined by the Committee in the event of death, disability, retirement, Change of Control or other appropriate circumstances. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period." The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award.

    (b) FORFEITURE. If the Grantee ceases to be employed by, or provide service to, the Company or a Subsidiary during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

    (c) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares covered by the Stock Award except to a Successor Grantee under Section 12(a). Each certificate for a share covered by a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares covered by a Stock Award until all restrictions on such shares have lapsed, or that the certificates for such shares shall be held in escrow until all restrictions on such shares have lapsed.

    (d) RIGHT TO VOTE AND TO RECEIVE DIVIDENDS. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares covered by a Stock Award and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

    (e) LAPSE OF RESTRICTIONS. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

    7.  STOCK-BASED GRANTS

    The Committee may make Stock-Based Grants, such as stock appreciation rights, phantom stock and performance units, to any Employee or Non-Employee Director. The Committee may make Stock-Based Grants with such performance requirements, vesting requirements, employment or service requirements or other terms as the Committee deems appropriate. Stock-Based Grants shall be paid in the form of cash or shares of Company Stock as the Committee deems appropriate.

    8.  DIVIDEND EQUIVALENTS

    The Committee may grant dividend equivalents in connection with Grants under the Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish.

    9.  EMPLOYEES SUBJECT TO TAXATION OUTSIDE THE UNITED STATES

    With respect to Employees or Non-Employee Directors who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may implement such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with the laws of countries in which the Company or its Subsidiaries operate or have employees or directors.

    10. DEFERRALS

    The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals.

    11. WITHHOLDING OF TAXES

        (a) REQUIRED WITHHOLDING. All Grants under the Plan shall be subject to applicable tax withholding requirements. The Company shall have the right to deduct from all Grants and from all wages and other amounts payable to the Grantee any taxes required by law to be withheld with respect to Grants, or the Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any taxes that the Company is required to withhold with respect to such Grants.

        (b) ELECTION TO WITHHOLD SHARES. The Committee may require or a Grantee may elect to have the Company's income tax withholding obligation with respect to a Grant satisfied by having shares withheld up to an amount that does not exceed the Grantee's applicable withholding tax rate for federal (including FICA), state and local tax liabilities. A Grantee's election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

    12. TRANSFERABILITY OF GRANTS

        (a) NONTRANSFERABILITY OF GRANTS. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime, and a Grantee may not transfer those rights except by will or by the laws of descent and distribution or, in the case of Nonqualified Stock Option, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

        (b) TRANSFER OF NONQUALIFIED STOCK OPTIONS. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

    13. CHANGE OF CONTROL OF THE COMPANY

        (a) As used herein, a "Change of Control" means any of the following:

        (i) The acquisition by any Person of Beneficial Ownership of Voting Securities which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this subsection (a), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the Voting Securities directly from the Company; (3) becomes the Beneficial Owner of 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any Subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if (x) a Person would own at least such percentage as a result of the acquisition by the Company or any Subsidiary and (y) after such acquisition by the Company or any Subsidiary, such Person acquires Voting Securities, then an acquisition of Voting Securities shall have occurred; (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (5) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in subsection (iii) below); or

        (ii) The individuals who, as of the effective date of the Plan, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

        (iii) Approval by stockholders of the Company of:

           (A) a merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

               (1) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

               (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

               (3) no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of 33% or more of the then outstanding Voting Securities) has Beneficial Ownership of 33% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a Business Combination satisfying the conditions of clauses (1), (2) and (3) of this subsection (iii) shall be referred to as a "Non-Control Transaction");

           (B) a complete liquidation or dissolution of the Company; or

           (C) the sale or other disposition of all or substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

        (iv) Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

    (b) "Beneficial Owner", "Beneficially Owned" and "Beneficially Owning" shall have the meanings applicable under Rule 13-d promulgated under the Exchange Act.

    (c) "Person" means a person within the meaning of sections 13(d) and 14(d) of the Exchange Act.

    (d) "Subsidiary" shall have the meaning given that term in Section 4(a)(i) above.

    (e) "Voting Power" means the combined voting power of the then outstanding Voting Securities.

    (f) "Voting Securities" means, with respect to the Company or any Subsidiary, any securities issued by the Company or such Subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Company.

    14. CONSEQUENCES OF A CHANGE OF CONTROL

    (a) NOTICE AND ACCELERATION. Upon a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and Stock-Based Grants shall automatically accelerate and become fully vested and exercisable and (iii) the restrictions and conditions on all outstanding Stock Awards and Stock-Based Grants shall immediately lapse.

    (b) ASSUMPTION OF GRANTS. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation, and other outstanding Grants shall be converted to similar grants of the surviving corporation.

    (c) OTHER ALTERNATIVES. Notwithstanding the foregoing, subject to subsection
(d) below, in the event of a Change of Control, the Committee may take one or both of the following actions with respect to any or all outstanding Options: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees a reasonable opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Similar actions may be taken with respect to Stock-Based Grants.

    (d) LIMITATIONS. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

    15. AMENDMENT AND TERMINATION OF THE PLAN

    (a) AMENDMENT. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if (i) such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of section 422 of the Code, (ii) such approval is required in order to exempt compensation under the Plan from the deduction limit under section 162(m) of the Code or
(iii) such approval is required in order to meet any applicable stock exchange requirements.

    (b) TERMINATION OF PLAN. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

    (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 25. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 25 or may be amended by agreement of the Company and the Grantee consistent with the Plan.

    (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

    16. FUNDING OF THE PLAN

    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

    17. RIGHTS OF PARTICIPANTS

    Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

    18. NO FRACTIONAL SHARES

    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

    19. HEADINGS

    Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

    20. EFFECTIVE DATE OF THE PLAN

    The Plan shall be effective upon approval by the Company's stockholders.

    21. GRANTS IN CONNECTION WITH CORPORATE TRANSACTIONS AND OTHERWISE

    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its Subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants. Shares issued or transferred pursuant to grants assumed or replaced outside of this Plan in connection with a corporate transaction shall not count against the share limits of this Plan.

    22. SECURITIES LAW MATTERS

    (a) No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

    (b) If the Committee deems it necessary in order to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Committee may require a written investment intent representation by a Grantee and may require that a restrictive legend be affixed to certificates for shares of Company Stock.

    (c) If, based on the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Grant would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

    (d) Notwithstanding any provision of the Plan or any Grant Instrument to the contrary, no shares of Company Stock shall be issued to any Grantee with respect to any Grant before a registration statement under the Securities Act is effective with respect to such shares.

    23. RIGHTS AS A STOCKHOLDER

    A Grantee shall not, by reason of any Grant (other than Stock Award), have any right as a stockholder of the Company with respect to the shares of Company Stock which may be deliverable upon exercise or payment of such Grant until such shares have been delivered to him. Shares of a Stock Award held by a Grantee or held in escrow shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan.

    24. NATURE OF PAYMENTS

    Any and all Grants, payments of cash, or deliveries of shares of Company Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

    25. COMPLIANCE WITH LAW

    (a) The Plan, the exercise of Options or other Grants and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code comply with the applicable provisions of section 162(m), and it is the intent of the Company that Incentive Stock Options comply with section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

    (b) The Plan and all Grants pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto. Notwithstanding any provision of the Plan or any Grant, Grantees shall not be entitled to exercise Grants or receive the benefits thereof and the Company shall not be obligated to deliver any Company Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

    26. GOVERNING LAW

    The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.